Exhibit 1

This document is a free translation of the Brazilian judicial administrator’s report referred to September, 2017 financial information of Oi S.A. and some of its subsidiaries (“RJ Debtors”) filled within the 7th Business Court of Rio de Janeiro on November 16, 2017. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

Your  Honor Dr. JUDGE OF 7th BUSINESS COURT OF THE DISTRICT COURT OF THE CAPITAL OF THE STATE OF RIO DE JANEIRO

Proceeding no. 0203711-65.2016.8.19.0001

Court Supervised Reorganization of Oi S.A. And others

The TRUSTEE (Escritório de Advocacia Arnoldo Wald) appointed in the Court-supervised reorganization of Oi S.A. and others comes respectfully to request to Your Honor to determine to be attached to the records the Monthly Report of Activities ("RMA") regarding September 2017.

Rio de Janeiro,  November 16, 2017

Signed: [illegible]

Trustee

Escritório de Advocacia Arnoldo Wald

MONTHLY REPORT OF ACTIVITIES

WALD

RMA

COURT-SUPERVISED REORGANIZATION.

Oi

September 2017

November 16 , 2017

REPORT

EXECUTIVE

1. Introduction	03
2. Organizational Chart of Oi Group / Debtors	05
3. Relevant Facts & published Notices to the Market	09
4. Financial Information (Consolidated of Debtors)	16
4.1 Managerial Cash Flow Statements	17
4.2 Balance Sheet of Debtors	23
4.3 Income Statement Of Debtors	33
5 Creditors Service	36
6 Statements submitted by AJ	38

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1. Introduction	REPORT EXECUTIVE

INTRODUCTION

Your Honor Mr. Judge of 7th Business Court Of The District Court Of The Capital Of The State Of Rio De Janeiro

The Trustee, Escritório de Advocacia Arnoldo Wald (“Wald” or “AJ”) appointed in the records of Court-supervised Reorganization of Oi Group (proceeding number 020371165.2016.8.19.0001), and RC Consultores, subcontracted by AJ to assist in preparation of the Monthly Report of Activities (“RMA”) respectfully comes before Your Honor pursuant the above decision of pages 91.223 / 91.224, to submit the RMA for month of September 2017.

As we all know, the Court-supervised Reorganization refers to the following companies:

•        OI S.A. - under Court-supervised reorganization (“Oi S.A.”);

•        Telemar Norte Leste S.A. - under Court-supervised reorganization (“Telemar Norte Leste”);

•        Oi Móvel S.A. - under Court-supervised reorganization (“Oi Móvel”);

•        Copart4 Participações S.A. - under Court-supervised reorganization (“Copart4”);

•        Copart5 Participações S.A. - under Court-supervised reorganization (“Copart5”);

•        Portugal Telecom International Finance B.V. - under Court-supervised reorganization (“PTIF”); and

•        Oi Brasil Holdings Coöperatief U.A. - under Court-supervised reorganization (“Oi Coop”);

This report includes the financial information based mostly on the elements provided by Debtors up to November 16, 2017, which includes the data regarding the month of September 2017, to be examined together with the preliminary report of activities as well as the other RMA’s already submitted.

The RMA includes a chapter specifically addressing the consolidated financial information of Debtors, which shall include, in this Report, the Managerial Cash Flow Statements of mentioned month, submitted in the tables comparing against the immediately prior month and the information regarding the Balance Sheet and Income Statement of Debtors. The analysis is based on the quarterly comparison between the 3rd quarter 2017 and 2nd quarter 2017.  The report shall highlight the main changes occurred in the mentioned period, submitting the explanations provided by Management of Debtors.

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1. Introduction	REPORT EXECUTIVE

This report was prepared by means of the analytical procedures and discussions with Company’s Management, aiming to provide to Court and stakeholders the information on the financial status of Debtors and relevant operations carried out thereby, as well as the summary of the activities carried out by AJ until the closing of this report.

The information submitted below are based mainly on data and elements submitted by Debtors.  The separate Financial Statements of all Debtors as well as the consolidated financial statements of Oi Group (including but not limited to the Debtors) are examined annually by independent auditors.  The limited review procedures are applied by the auditors for the filing at CVM of Quarterly Consolidated Financial Information (“ITRs”) of Oi Group.  Regarding the separate financial information of each Debtor prepared for monthly periods, other than those included in ITRs delivered to CVM, are not submitted to the review by independent auditors, whether auditors hired by Oi Group or AJ.

AJ, being honored for the assignment, is available for further clarification concerning the information contained in this report or others.

Faithfull yours

Arnoldo Wald Filho awf@wald.com.br Samantha Mendes Longo samantha@wald.com.br Alberto Camiña Moreira albertoc@wald.com.br Members Phone: +55 11 3074-6000	Marcel Augusto Caparoz Chief- Economist marcel@rcconsultores.com.br Phone: +55 11 3053-0003

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2. Corporate Organizational Chart of Debtors	REPORT EXECUTIVE

 CORPORATE ORGANIZATIONAL CHART OF DEBTORS

* Diagram submitted previously in Preliminary Report of Activities dated of November 14, 2017.  Information submitted again for an easy understanding of the structure of Debtors.

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2. Corporate Organizational Chart of Debtors	REPORT EXECUTIVE

CORPORATE ORGANIZATIONAL CHART OF DEBTORS

Source: Information provided by Management.

* Diagram submitted previously in Preliminary Report of Activities dated of November 14, 2017. Information submitted again for an easy understanding of the structure of Debtors.

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2. Corporate Organizational Chart of Debtors	REPORT EXECUTIVE

CORPORATE ORGANIZATIONAL CHART OF DEBTORS

* Diagram submitted previously in Preliminary Report of Activities dated of November 14, 2017. Information submitted again for an easy understanding of the structure of Debtors.

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2. Brief description of the Debtors	REPORT EXECUTIVE

COMPANIES UNDER COURT-SUPERVISED REORGANIZATION.

Figure 4 - Companies under Court-supervised Reorganization.

OI S.A.
Main provider of fixed telephony services in Region II and national and international long distance calls.
It also has interest in other companies of the Group, and is the main "Holding" of Oi Group.
Oi S.A.
Oi Coop
Non-operational entity. Entity for the raising of financing/ funds in international market.
Oi Brasil Holdings Coöperatief U.A.
Oi Móvel
Mobile phone telephony service provider of Regions I, II and II and TV DTH TV services.
Oi Móvel S.A.
DEBTORS OF THE GROUP
Oi
Telemar Norte Leste
Main provider of fixed telephony services in Region I and national and international long distance calls.
Telemar Norte Leste S.A.
Portugal Telecom International Finance B.V.
PTIF
Non-operational entity. Entity for the raising of financing/ funds in international market.
Copart 4 e Copart 5 Participações S.A.
Copart4 and 5
Two legal entities used for the management and administration of the real estate and the main properties leased to Oi Group.

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

We submit hereunder the relevant facts and notices to the market published by Oi Group directly related to the Debtors.

Relevant Facts and Notices of the market in the month of SEPTEMBER/17

September 28 - Postponement of General Meeting of Creditors.

OI S.A. - under Court-supervised Reorganization (“Company”) informed on September 28, in fulfillment of the art. 157, 4th § of the Law # 6404/76 and pursuant the provisions of CVM Instruction # 358/02, following the decision of the Board of Directors of the Company, to have requested to the Courts of 7th Business Court of District Court of the Capital of State of Rio de Janeiro, where the Court-supervised Reorganization (Court of Court-supervised Reorganization) is in progress, the postponement of the date for convening the General Meeting of Creditors (‘AGC”) to Oct. 23, 2017, in first call and Nov. 27, 2017, in second call at Riocentro, based on the business factors and aiming at the approval of the Reorganization Plan (“Plan) and procedures related to AGC, which should result in changes in the AGC’s voting system.

The Court of Court-supervised Reorganization has granted the Company’s request, determining the postponement of AGC to the mentioned dates.

The press release disseminated by the Company regarding the request for postponement of the AGC is attached to this Relevant Fact, and full content of the court decision granting the postponement request of AGC date is available to the shareholders of Company in its website  (www.oi.com.br/ri),  as well as the IPE Module of Empresas.NET System of CVM (www.cvm.gov.br), ad website of the B3 S.A. - Brasil, Bolsa, Balcão (www.bmfbovespa.com.br). Copy of mentioned court decision shall be forwarded as soon as possible, translated into English to US Securities and Exchange Commission according to Form 6-K.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_en.asp?idioma=0&tipo=43090&conta=28&id=249512

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of OCTOBER/17

October 02 - Chief Finance and Investors Relation Officer’s resignation

OI S.A. - under Court-supervised Reorganization (“Company”) informed on October 02, in compliance with art. 157, 4th§ of LAW NUMBER 6,404 /76 and the CVM Instruction # 358/02, submitted the resignation by Mr.  Ricardo Malavazi Martins on that date to the office of Chief Finance and Investors Relation Officer of Company.

According to Article 37 of the Company's bylaws, Executive Board, in the meeting held on that date, appointed Mr.  Carlos Augusto Machado Pereira de Almeida Brandão to accumulate temporarily his current assignments of Chief Officer and Chief Finance and Investors Relations Office until the Board of Directors deliberates on the issue.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249613

October 11 - Submission of the new version of Reorganization Plan

OI S.A. - In Court supervised Reorganization (“Company”) informed on October 11 to its stockholders and the market in general, that on the approval by majority of Board of Directors of the Company, in a meeting held on October 10, 2017, of adjustments to the terms and conditions of Reorganization Plan of Oi and its subsidiaries Oi Móvel S.A..  - under Court-supervised reorganization, Telemar Norte Leste S.A.  - under Court-supervised reorganization, Copart 4 Participações S.A. - under Court-supervised reorganization, Copart 5 Participações S.A. - under Court-supervised reorganization, Portugal Telecom International Finance BV - Under Court-supervised reorganization and Oi Brasil Holdings Coöperatief U.A. - under Court-supervised reorganization, submitted on 09.05.2016, as well as the submission to the court of 7th Business Court of District Court of Capital of the State of Rio de Janeiro, the new version of Reorganization Plan was filed on that date in compliance with the term determined by court.

The debtors are entitled to complement the petition with additional documents and translations of correlate documents.

The new version of the Plan is available to the stockholders at the headquarters of the company and for download on its website (www.oi.com.br/ri)and, also the website of the Court of Justice of Rio de Janeiro (www.tjrj.jus.br). Copy of this material is also available in the Empresas.NET System of the CVM (www.cvm.gov.br) and on the website of the B3 S.A. - Brasil, Bolsa, Balcão (www.bmfbovespa.com.br). Copy of documents submitted to CVM shall be forwarded as soon as possible, translated into English to US Securities and Exchange Commission according to Form 6-K.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249814

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of OCTOBER/17

October 12 - Discussion on the Restructuring Agreement

OI S.A. - under Court supervised Reorganization ("Oi", and together with some of its subsidiaries, the "Company"), pursuant to article 157, 4th § of law # 6,404/76 and CVM Instruction # 358/02, then reported to its stockholders and the market in general that as described, the company held a meeting with certain holders of ("Holders of Notes), or managers of entities holding economic interest in, (i) 9.750% of Senior Notes due in 2016 issued by Oi, (ii) 5.125% of Senior Notes due in 2017 issued by Oi and guaranteed by Telemar Norte Leste S.A. - under Court-supervised Reorganization ("Telemar"), (iii) 9.500% of Senior Notes due in 2019 issued by Oi and guaranteed by Telemar, (iv) 5.500% of Senior Notes due in 2020 issued by Oi and guaranteed by Telemar, (v) 5.625 of Senior Notes due in 2021 issued by Oi Brasil Holdings Coöperatief U.A. - under Court-supervised Reorganization ("Oi Coop") and guaranteed by Oi, (vi) 5.750% of Senior Notes due in 2022 issued by Oi Coop and guaranteed by Oi, (vii) 6.250% of Senior Notes due in 2016 issued by Portugal Telecom International Finance B.V. - under Court-supervised Reorganization ("PTIF") and guaranteed by Oi, (viii) 4.375% Notes due in 2017 issued by PTIF and guaranteed by Oi, (ix) 5.875% of Senior Notes due in 2018 issued by PTIF and guaranteed by Oi, (x) 5.000% of Senior Notes due in 2019 issued by PTIF and guaranteed by Oi, (xi) 4.625% of Senior Notes due in 2020 issued by PTIF and guaranteed by Oi, (xii) 4.500% of Senior Notes due in 2025 issued by PTIF and guaranteed by Oi, and (xiii) 5.242% of Senior Notes due in 2017 issued by the PTIF and guaranteed by Oi (jointly referred to as "Notes").

The relevant fact should be accessed in:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249825

October 12 - Negotiation on the Restructuring Agreement

OI S.A. - under Court supervised Reorganization ("Oi", and together with some of its subsidiaries, the "Company"), pursuant to article 157, 4th § of law # 6,404/76 and CVM Instruction # 358/02, then reported to its stockholders and the market in general that  the company was carrying out discussion and negotiations with certain holders of ("Holders of Notes), or managers of entities holding economic interest in, (i) 9.750% of Senior Notes due in 2016 issued by Oi, (ii) 5.125% of Senior Notes due in 2017 issued by Oi and guaranteed by Telemar Norte Leste S.A. - under Court-supervised Reorganization ("Telemar"), (iii) 9.500% of Senior Notes due in 2019 issued by Oi and guaranteed by Telemar, (iv) 5.500% of Senior Notes due in 2020 issued by Oi and guaranteed by Telemar, (v) 5.625 of Senior Notes due in 2021 issued by Oi Brasil Holdings Coöperatief U.A. - under Court-supervised Reorganization ("Oi Coop") and guaranteed by Oi, (vi) 5.750% of Senior Notes due in 2022 issued by Oi Coop and guaranteed by Oi, (vii) 6.250% of Senior Notes due in 2016 issued by Portugal Telecom International Finance B.V. - under Court-supervised Reorganization ("PTIF") and guaranteed by Oi, (viii) 4.375% Notes due in 2017 issued by PTIF and guaranteed by Oi, (ix) 5.875% of Senior Notes due in 2018 issued by PTIF and guaranteed by Oi, (x) 5.000% of Senior Notes due in 2019 issued by PTIF and guaranteed by Oi, (xi) 4.625% of Senior Notes due in 2020 issued by PTIF and guaranteed by Oi, (xii) 4.500% of Senior Notes due in 2025 issued by PTIF and guaranteed by Oi, and (xiii) 5.242% of Senior Notes due in 2017 issued by the PTIF and guaranteed by Oi (jointly referred to as "Notes").

The relevant fact should be accessed in:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249823

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of OCTOBER/17

October 20 - Postponement of General Meeting of Creditors.

OI S.A. - under Court supervised Reorganization ("Company") reported on October 20, in compliance with art. 157, 4th § of law #. 6,404/76, and in accordance with CVM Instruction # 358/02, informed its stockholders and the market in general that certain creditors of the Company have requested to Courts of  7th Business Court of District Court of Capital of the State of Rio de Janeiro , at which Court-supervised reorganization  ("Court") is in progress, the postponement of the General Meeting of Creditors ("AGC"), which would take place next Monday, October 23.

Judge granted the postponement request of AGC determining it to be held on 11.06.2017 in first call and 11.27.2017 in second call.

Oi reinforced that, throughout the reorganization process, the Company’s management is open to negotiations and committed to achieve a solution comprising the demands of everyone involved, and, especially, ensuring the sustainability of the company, in the medium and long term, so that the Oi leave this process strengthened and ready to face the challenges of the market.

The Company's management pointed out that the Oi has performed its activities normally and has shown good performance in business, maintaining normal services and recording also improvement in quality indicators and indices of customers’ satisfaction.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249949

October 23 - New date for holding the Genera Meeting of Creditors in first call

OI S.A. - under Court supervised Reorganization ("Company") on October 23, in compliance with art. 157, 4th § of law #. 6,404/76, and in accordance with CVM Instruction # 358/02, and in complement to the Relevant Fact disclosed on 10.20.2017 informed, upon the Trustee and in compliance with the term provided for the article 36 of Law 11.101/2005,  Courts of  7th Business Court of District Court of Capital of the State of Rio de Janeiro , at which Court-supervised reorganization  ("Court") is in progress, determined the postponement of the General Meeting of Creditors ("AGC"), which would take place on 11.06.2017, in first call to  11.10.2017.  Company added the date of 11.27.2017 is maintained for the AGC in second call.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249959

October 23 - Negotiation on the Restructuring Agreement

OI S.A. - under Court supervised Reorganization ("Oi", and together with some of its subsidiaries, the "Company"), pursuant to article 157, 4th § of law # 6,404/76 and CVM Instruction # 358/02, then reported to its stockholders and the market in general that  the company was carrying out discussion and negotiations with individuals holders of (each "Holder of Notes), or managers of entities holding economic interest in, (i) 9.750% of Senior Notes due in 2016 issued by Oi, (ii) 5.125% of Senior Notes due in 2017 issued by Oi and guaranteed by Telemar Norte Leste S.A. - under Court-supervised Reorganization ("Telemar"), (iii) 9.500% of Senior Notes due in 2019 issued by Oi and guaranteed by Telemar, (iv) 5.500% of Senior Notes due in 2020 issued by Oi and guaranteed by Telemar, (v) 5.625% of Senior Notes due in 2021 issued by Oi Brasil Holdings Coöperatief U.A. - under Court-supervised Reorganization ("Oi Coop") and guaranteed by Oi, (vi) 5.750% of Senior Notes due in 2022 issued by Oi Coop and guaranteed by Oi, (vii) 6.250% of Senior Notes due in 2016 issued by Portugal Telecom International Finance B.V. - under Court-supervised Reorganization ("PTIF") and guaranteed by Oi, (viii) 4.375% Notes due in 2017 issued by PTIF and guaranteed by Oi, (ix) 5.875% of Senior Notes due in 2018 issued by PTIF and guaranteed by Oi, (x) 5.000% of Senior Notes due in 2019 issued by PTIF and guaranteed by Oi, (xi) 4.625% of Senior Notes due in 2020 issued by PTIF and guaranteed by Oi, (xii) 4.500% of Senior Notes due in 2025 issued by PTIF and guaranteed by Oi, and (xiii) 5.242% of Senior Notes due in 2017 issued by the PTIF and guaranteed by Oi (jointly referred to as "Notes").

The relevant fact should be accessed in:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=249968

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of NOVEMBER/17

November 03 - Changes in Management

OI S.A. - under Court supervised Reorganization ("Company") on November 03, in compliance with art. 157, 4th § of law # 6,404/76, and in accordance with CVM Instruction # 358/02, informed its stockholders and the market in general that the Board of Directors, at a meeting held on that date, approved by a majority, with three dissent votes, the change in the Statutory Executive Board, which would then be integrated  by Messrs. Executive Officers Hélio Calixto da Costa and João do Passo Vicente Ribeiro, as Chief Officers with no specific designation with accumulation of their current assignments in the Board of Directors.

The relevant fact should be accessed in:

file:///C:/Users/marcel/Downloads/2017%2011%2003_FATO%20RELEVANTE_Eleic%C3%A3o%20Novos%20Diretores

_port.pdf

November 04 - Note of Board of Directors

OI S.A. - under Court supervised Reorganization ("Company") reported on November 04, its stockholders and the market in general that the Board of Directors, after a meeting held in November 03, 2017, issued the following note for disclosure by the Company:

"Continuing to advanced negotiations that had been carried out by the Company to Holders of Notes, reported to the market in Relevant Fact published on October 12, 2017, the Company's Board of Directors has decided, by majority, with 3 dissent votes, in this date to (i) approve final terms of a proposal in support of the reorganization plan (Plan Support Agreement — "PSA"), which will be offered to all Holders of Notes of the Company; (ii) authorize the company to file at The Courts of 7th Business court of District Court of Capital of Rio de Janeiro an amendment to the reorganization plan (the "Plan"), comprising the final terms of the PSA until November 06, 2017; and (iii) determine, that as of the submission of the final terms of the PSA in Court, the Company makes an effort to obtain the adhesion to mentioned PSA among the creditors. The company informs that the Board of Directors examined the correspondence received from advisors Moelis & Company, G5 Evercore and FTI, advising a specific group of Holders of Notes, on October 26, 2017 and decided to be impossible its acceptance, among other reasons, because it is not a firm and binding offer, proposes an imbalance treatment between different stakeholders, reserves the right to continue litigating against the interests of the Company and/or against managers, assumes the amendment to regulatory regime for implementation thereof, thus causing delay and uncertainty for the Reorganization. Finally, the company reaffirms its willingness and intention to continue working with all stakeholders of the company so that Plan should be approved, on creditors’ meeting.  In this respect, it remains open, in good faith, to transfer to all creditors the details of the Plan, in order to clarify its terms and obtain adhesion of creditors. "

The notice should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=250217

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of NOVEMBER/17

November 06 - Provisional remedy of Anatel

OI S.A. - under Court supervised Reorganization ("Company") reported on November 06, in compliance with art. 157, 4th §, of law # 6,404/76 ("Brazilian Corporate Law") and in accordance with CVM Instruction 358/02, at the time, it was informed on the decision by the Directors Council of National Telecommunications Agency - ANATEL that by Final Judgment # 510 issued on that date ("Judgment") determined provisionally to Oi, among other issues to:

(i)     notify the Superintendence of Competition, on the same date of calling of meetings of Board of Directors and Executive Board of the Company, if willing, to send a representative to the meeting, determining also to provide the access to the representative of Anatel, to the documents, accounting, legal, economic-financial and operating information of the Company, in order to enable to inform immediately the Directors Council of Anatel on any acts or facts relevant to the maintenance of the concession and the compliance of fiduciary duties by managers of the company, in addition to being able to suggest to the Directors Council of Anatel precautionary measures on public interest and to avoid harmful acts to the Company;

(ii)    report formally to the Directors Council of Anatel, by the Board of Directors or by the Executive Board of the Company, within 24 hours from notice of the Judgment, the draft of the plan support agreement (Plan Support  Agreement, or "PSA") approved at the meeting of the Board of Directors held on 11/03/2017, demonstrating that the approval and implementation of the instrument has no risk to continuity of the various services offered by the Company; and

(iii)   refrain from signing the PSA before the assessment of the draft by the Directors Council of Anatel, which will preserve the governing autonomy of the company and will be exclusively as to whether exist or not clauses harmful to the company, particularly those whose contents involves anticipation of pecuniary obligations which, once implemented, could affect the operation of the company and concession, in addition to affect the consumer on the rendering of services as well as all the Brazilian Telecommunications System.

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=250244

November 06 - Discussion on the Restructuring Agreement

OI S.A. - under Court supervised Reorganization ("Oi", and together with some of its subsidiaries, the "Company"), pursuant to article 157, 4th § of law # 6,404/76 and CVM Instruction # 358/02, then reported to its stockholders and the market in general that as described  the Company was carrying out discussion and provided certain information to certain holders or managers of entities holding economic interest in, (i) 9.750% of Senior Notes due in 2016 issued by Oi, (ii) 5.125% of Senior Notes due in 2017 issued by Oi and guaranteed by Telemar Norte Leste S.A. - under Court-supervised Reorganization ("Telemar"), (iii) 9.500% of Senior Notes due in 2019 issued by Oi and guaranteed by Telemar, (iv) 5.500% of Senior Notes due in 2020 issued by Oi and guaranteed by Telemar, (v) 5.625% of Senior Notes due in 2021 issued by Oi Brasil Holdings Coöperatief U.A. - under Court-supervised Reorganization ("Oi Coop") and guaranteed by Oi, (vi) 5.750% of Senior Notes due in 2022 issued by Oi Coop and guaranteed by Oi, (vii) 6.250% of Senior Notes due in 2016 issued by Portugal Telecom International Finance B.V. - under Court-supervised Reorganization ("PTIF") and guaranteed by Oi, (viii) 4.375% Notes due in 2017 issued by PTIF and guaranteed by Oi, (ix) 5.875% of Senior Notes due in 2018 issued by PTIF and guaranteed by Oi, (x) 5.000% of Senior Notes due in 2019 issued by PTIF and guaranteed by Oi, (xi) 4.625% of Senior Notes due in 2020 issued by PTIF and guaranteed by Oi, (xii) 4.500% of Senior Notes due in 2025 issued by PTIF and guaranteed by Oi, and (xiii) 5.242% of Senior Notes due in 2017 issued by the PTIF and guaranteed by Oi (jointly referred to as "Notes” and holders thereof as “Holders of Notes”).

The relevant fact should be accessed in:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=250222

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3. Relevant Facts & published Notices to the Market	REPORT EXECUTIVE

RELEVANT FACTS & NOTICES TO THE MARKET

Relevant Facts and Notices to the market in the month of NOVEMBER/17

November 09 - New date for holding the Genera Meeting of Creditors

OI S.A. - under Court supervised Reorganization ("Company") on November 09, in compliance with art. 157, 4th §, of law # 6,404/76, pursuant to CVM Instruction # 358/02, and in addition to the material facts disclosed on 10/20/2017 and 10/23/2017, reported to its stockholders and the market in general that, upon request of certain creditors of the Company the Court of the 7th Business Court of District Court of Capital of the State of Rio de Janeiro, before which Reorganization is in progress, determined the postponement of the General Meeting of Creditors, which would take place on the day 11/10/2017, on first call, and 11/27/2017 in second call, to  12/07/2017 at 11:00 h, in first call (and should continue on the 12/08/2017, if necessary),  to the 02/01/2018, in second call (and should continue on 02/02/2018 day, if necessary).

The relevant fact should be accessed in:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=250325

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4. Financial Information (Consolidated of Debtors)	REPORT EXECUTIVE

FINANCIAL INFORMATION

4.1        Managerial Cash Flow Statements

4.2        Balance Sheet of Debtors

4.3        Income Statement Of Debtors

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4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

MANAGERIAL CASH FLOW STATEMENTS

HIGHLIGHTS

Statement SEPTEMBER 01 up to 30, 2017

o  Net operational Cash Generation of Debtors was positive in BRL 182 million in September/17

o  Receipts has a decrease by BRL 288 million in September/17 totaling BRL 2,682 million.

o  Payments showed 11% reduction, falling back to BRL 2,210 million in September/17.

o  Investments totaled BRL 290 million in the month.

o  The Final Balance of the Financial Cash of Debtors increased by BRL 229 million in September/17, totaling BRL 7.524 million, the highest level since the beginning of the reorganization process in June/16.

Court-supervised reorganization - OI November 16, 2017	17

4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement SEPTEMBER 01 up to 30, 2017

Net operational Cash Generation of Debtors was positive in BRL 182 million in Sept/17

o   The Net Operational Cash Generation of Debtors in the month of September/17 was positive in BRL 182 million, after positive result of BRL 61 million in the previous month (Figure 5). In comparison with the month of August/17, Receipts recorded a reduction of BRL 288 million, reaching BRL 2.682 million, while the cash outflows with Payments and Investments decreased by BRL409 million, totaling BRL 2.500 million altogether (Figure 6). The other transactions of the Debtors, including Financial Transactions, contributed with BRL 47 million inflow, compared to positive result of BRL 55 million in the previous month.

o   Thus, the variation of the Final Balance of the Financial Cash of Debtors was positive in BRL 229 million in September/17, resulting in an amount of BRL 7.524 million (Figure 7), corresponding to 3.1% increase compared with the previous month. This is the highest level since the beginning of the reorganization process in June/16.

o   Detailed considerations of variations will be analyzed in the following pages.

22% Reduction in Sept/17 payments contributed to the Net Operational Cash Flow Generation of Debtors.

Court-supervised reorganization - OI November 16, 2017	18

4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

RECEIPT

Receipts showed a reduction in September/17.

In September/17 there was a reduction of Receivables account by BRL 288 million when compared to the previous month (-10%), reaching the BRL 2.682 million.

Receivables from Customers had 6% reduction compared to the previous month, equivalent to  BRL114 million reduction, totaling BRL1.873 million, compared to BRL 1.987 million collection in August/17.

o    According to the Management, the reduction of receivables from Customers is related to the lower number of business days in September/17 in respect to August/17 (20 business days in September and 23 business days in August).

The other items of Receivables, with the exception of using Network Use Services, also recorded a negative variation in respect of the preceding month.

The Other item decreased by BRL 155 million, totaling BRL 156 million in September/17 while Dealers recorded a decrease by BRL 64 million compared to the previous month, reaching BRL 430 million in September/17.

o    According to the Management, the reduction of receivables under the Others account in September/17 was caused by the reduction in Intercompany Receivables of interconnection services between companies in reorganization (Oi S.A, Telemar and Oi Móvel), and the effect is cancelled with the account of other services/payments.

On the other hand, receivables from Network Use Services increased by BRL 45 million regarding the previous month, totaling BRL 223 million, against the collection of BRL 178 million in August/17.

o    The Management pointed out that the increase in receivables of Network Use Services in September/17 is a reflection of the seasonal characteristics of the business, and the variation recorded in the month is directly related to the increase in Networks Use Service payments (which includes the Materials/Services Suppliers account), which closed September/17 in BRL 229 million.

Statement SEPTEMBER 01 up to 30, 2017
Table 1 - Managerial Cash Flow Statements - Sept/ 17
BRL million	(a) 08/31/2017 Aug/17	(B)-(A) Variation	(B) 09/30/2017 Sept/17

INITIAL Balance - Financial Cash	7,179	116	7,295
Customers	1,987	(114)	1,873
Network use Services	178	45	223
Dealers	494	(64)	430
Others	311	(155)	156
Receipts (1)	2,970	(288)	2,682
Personnel	(157)	22	(135)
Goods / Services Suppliers	(1,743)	295	(1,448)
Taxes	(591)	(64)	(655)
Judicial Deposits	14	14	28
Contingencies	(5)	5	-
Payments (2)	(2,482)	272	(2,210)
Telemar	(197)	47	(150
OI S.A.	(74)	15	(59)
Oi Móvel	(156)	75	(81)
Investments (3)	(427)	137	(290)

Net Operational Generation (1 + 2 + 3)	61	121	182
Intra-group Operations	-	-	-
Financial Operations	55	(8)	47
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	7,295	229	7,524
Values in Transit	(21)	51	30
FINAL Balance - Cash Accounts *	7,274	280	7,554
* Consult the detailing on page 22 Figure 9 - Receipts - Sharing Structure

Court-supervised reorganization - OI November 16, 2017	19

4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

PAYMENTS

Payments were reduced by 11% in September/17

The payments totaled BRL 2.210 million in September/17,  BRL 272 million reduction in respect of the preceding  month, equivalent to 11% decrease.

Primarily cause for the reduction of cash outflows with Payments was the Materials/Services Suppliers, with BRL 295 million decrease in the month (-17%), reaching BRL 1.448 million.

o    According to the Management’s explanations, reduction in Material/Services Suppliers was influenced by the decrease in intercompany payments, to debtors and non-debtors companies, service providers: (i) maintenance of network, (ii) Call Center, (iii) SVA transfer of the values collected in the phone bills, and (iv) of interconnection (which is canceled by the values received in the Other Receivables).

The Judicial Deposits showed cash inflow of BRL 28 million in September/17, over the BRL 14 million recorded in the previous month. The Personal payment decreased in September/17, recording BRL 22 million retraction compared to the previous month, totaling BRL 135 million

o    As reported by the Company, the increase of the Judicial Deposits was influenced by higher court release regarding new judicial deposits occurring in the month of September/17. Regarding Personnel payment, according to the Company’s additional explanations, in July and August 2017, in addition to 1% salary adjustment agreed with the trade union of the class, and informed in previous RMA, the increase on Payments was influences by the deposit of values regarding the Company’s talents retaining program approved by People, Appointment and Compensation Committee to ensure the continuity of the business.

Otherwise the Taxes showed BRL 64 million increase, 11% increase, totaling BRL 655 million in September/17.

o     The Management pointed out that in September/17 the Taxes remained in line with the records in the months with no payment of Anatel fees (March/17 and April/17) or offsetting of tax credits (August/17).

Finally, the Contingencies had no outflows in September/17, against the payment of BRL 5 million recorded in the previous month.

Statement SEPTEMBER 01 up to 30, 2017
Table 1 - Managerial Cash Flow Statements - Sept/ 17
BRL million	(a) 08/31/2017 Aug/17	(B)-(A) Variation	(B) 09/30/2017 Sept/17

INITIAL Balance - Financial Cash	7,179	116	7,295
Customers	1,987	(114)	1,873
Network Use Services	178	45	223
Dealers	494	(64)	430
Others	311	(155)	156
Receipts (1)	2,970	(288)	2,682
Personnel	(157)	22	(135)
Goods / Services Suppliers	(1,743)	295	(1,448)
Taxes	(591)	(64)	(655)
Judicial Deposits	14	14	28
Contingencies	(5)	5	-
Payments (2)	(2,482)	272	(2,210)
Telemar	(197)	47	(150
OI S.A.	(74)	15	(59)
Oi Móvel	(156)	75	(81)
Investments (3)	(427)	137	(290)

Net Operational Generation (1 + 2 + 3)	61	121	182
Intra-group Operations	-	-	-
Financial Operations	55	(8)	47
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	7,295	229	7,524
Values in Transit	(21)	51	30
FINAL Balance - Cash Accounts *	7,274	280	7,554
* Consult the detailing on page 22 Figure 10 - Payments - Sharing Structure

Court-supervised reorganization - OI November 16, 2017	20

4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

INVESTMENTS

The Debtors recorded Investments of BRL 290 million in September/17, 32% reduction compared to the previous month that had of BRL 427 million investments. In the year 2017 the accounts accrues up to September BRL 3.258 million investments.

The investments related to Telemar S.A. had BRL 47 million reduction, totaling BRL 150 million in September/17. Investments in Oi Móvel S.A. decreased by BRL 75 million, totaling BRL 81 million, while investments in Oi S.A. had BRL 15 million decrease compared to the previous month, totaling BRL 59 million.

o    The Administration pointed out that the reduction of investments in September/17 results from the seasonality of the business, as the investments increase of the companies of the group are made in different months during the year.

NET OPERATIONAL GENERATION

The level of Receivables in September/17, of BRL 2.682 million, remained above the Payments in the month (BRL 2.210 million), as well as of the Investments (BRL 290 million), which contributed directly to the positive balance of BRL 182 million in Net operational Generation  of Debtors in the month.

FINAL BALANCE - FINANCIAL CASH

The Financial Operations recorded positive result of BRL 47 million in September/17, against the result of BRL 55 million in the previous month. Other operations recorded no transaction.

o    The Management reported that the positive balance of Financial Operations refers to the compensation of the Company's Cash during the month of September/2017, whose profitability is linked mainly to the CDI.

In this way, adding to the inflow of BRL 47 million in September/17 from Financial Operations to the positive balance of BRL 182 million of Net Operational Cash Generation, the Final Balance of the Financial Cash of Debtors was increased by BRL 229 million in respect to the previous month (3.1% increase), totaling BRL 7.524 million, the highest level since the beginning of the reorganization process in June/16.

Statement SEPTEMBER 01 up to 30, 2017
Table 1 - Managerial Cash Flow Statements - Sept/ 17
BRL million	(a) 08/31/2017 Aug/17	(B)-(A) Variation	(B) 09/30/2017 Sept/17

INITIAL Balance - Financial Cash	7,179	116	7,295
Customers	1,987	(114)	1,873
Network Use Services	178	45	223
Dealers	494	(64)	430
Others	311	(155)	156
Receipts (1)	2,970	(288)	2,682
Personnel	(157)	22	(135)
Goods / Services Suppliers	(1,743)	295	(1,448)
Taxes	(591)	(64)	(655)
Judicial Deposits	14	14	28
Contingencies	(5)	5	-
Payments (2)	(2,482)	272	(2,210)
Telemar	(197)	47	(150)
OI S.A.	(74)	15	(59)
Oi Móvel	(156)	75	(81)
Investments (3)	(427)	137	(290)

Net Operational Generation (1 + 2 + 3)	61	121	182
Intra-group Operations	-	-	-
Financial Operations	55	(8)	47
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	7,295	229	7,524
Values in Transit	(21)	51	30
FINAL Balance - Cash Accounts *	7,274	280	7,554
* Consult the detailing on page 22 Figure 11 - Investments - Sharing Structure

Court-supervised reorganization - OI November 16, 2017	21

4.1 CASH FLOW MANAGERIAL STATEMENTS Monthly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement SEPTEMBER 01 up to 30, 2017

Table 2 - Direct Cash Flow

BRL million

CONSOLIDATED OF COMPANIES UNDER REORGANIZATION	SEPT/16	OCT/16	NOV/16	DEC/16	JAN/17	FEB/17	MAR/17	APR/17	MAY/17	JUN/17	JUL/17	AUG/17	SEPT/17
Initial Balance - Financial Cash	5,816	6,245	6,595	6,973	7,293	7,094	7,380	7,170	6,884	6,854	7,299	7,179	7,295
Receivables	2,881	2,783	2,587	2,742	2,669	2,305	3,223	2,638	2,961	2,563	2,755	2,970	2,682
Customers	2,025	1,996	1,947	2,128	1,874	1,699	2,221	1,886	2,067	1,925	1,910	1,987	1,873
Network Use Services	282	118	81	98	84	78	102	242	202	106	226	178	223
Dealers	442	466	494	465	512	412	562	395	526	430	479	494	430
Others	132	203	65	51	199	117	338	115	166	102	140	311	156
Payments	(2,356)	(2,149)	(2,074)	(2,166)	(2,562)	(1,805)	(3,156)	(2,523)	(2,477)	(1,967)	(2,450)	(2,482)	(2,210)
Personnel	(129)	(127)	(124)	(221)	(167)	(134)	(136)	(138)	(135)	(141)	(161)	(157)	(135)
Goods and Services Suppliers	(1,557)	(1,353)	(1,288)	(1,272)	(1,729)	(1,130)	(1,597)	(1,517)	(1,656)	(1,140)	(1,668)	(1,743)	(1,448)
Material / Services	(1,274)	(1,230)	(1,203)	(1,170)	(1,640)	(1,046)	(1,488)	(1,275)	(1,447)	(1,033)	(1,439)	(1,561)	(1,219)
Plant Maintenance	(13)	(119)	(103)	(141)	(116)	(86)	(116)	(107)	(130)	(116)	(118)	(113)	(103)
Rentals	(234)	(255)	(238)	(229)	(205)	(162)	(342)	(168)	(179)	(142)	(243)	(203)	(192)
Data Processing /Printing Company	(102)	(110)	(113)	(94)	(137)	(97)	(118)	(98)	(118)	(103)	(133)	(135)	(106)
Call Center Service /Collection	(101)	(199)	(101)	(123)	(154)	(85)	(153)	(169)	(128)	(72)	(132)	(126)	(79)
Dealerships	(105)	(98)	(107)	(96)	(112)	(104)	(112)	(96)	(100)	(103)	(98)	(101)	(97)
Consultancy / Audits /Fees	(42)	(34)	(35)	(37)	(68)	(52)	(72)	(33)	(69)	(36)	(78)	(55)	(25)
Other Services/ Payments	(677)	(415)	(506)	(450)	(848)	(460)	(575)	(604)	(723)	(461)	(637)	(828)	(617)
Network Use Services	(283)	(123)	(85)	(102)	(89)	(84)	(109)	(242)	(209)	(107)	(229)	(182)	(229)
Taxes	(630)	(655)	(636)	(647)	(674)	(532)	(1,232)	(852)	(664)	(673)	(626)	(591)	(655)
Judicial Deposits	(4)	24	(3)	11	11	(9)	(168)	(17)	(22)	(13)	6	14	28
Contingencies	(36)	(38)	(23)	(37)	(3)	-	(23)	1	-	-	(1)	(5)	-
Investments	(97)	(316)	(282)	(242)	(261)	(345)	(346)	(346)	(433)	(330)	(480)	(427)	(290)
Telemar	(48)	(162)	(132)	(143)	(122)	(172)	(159)	(154)	(180)	(153)	(203)	(197)	(150)
OI S.A.	(16)	(71)	(59)	(47)	(53)	(78)	(62)	(56)	(79)	(48)	(75)	(74)	(59)
Oi Móvel	(33)	(83)	(91)	(53)	(86)	(95)	(125)	(136)	(174)	(129)	(202)	(156)	(81)
Operating Generation	428	318	231	333	(154)	155	(279)	(231)	51	266	(175)	61	182
Intra-group Operations	(48)	(30)	23	(76)	(48)	80	2	(99)	(101)	135	-	-	-
Financial Operations	49	61	32	63	65	51	67	44	20	44	55	55	47
Dividends and JCP	-	-	93	-	(63)	-	-	-	-	-	-	-	-
Final Balance - Financial Cash	6,245	6,595	6,973	7,293	7,094	7,380	7,170	6,884	6,854	7,299	7,179	7,295	7,524

Court-supervised reorganization - OI November 16, 2017	22

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

BALANCE SHEET OF DEBTORS

HIGHLIGHTS

Statement 3rd QUARTER 2017

o  Debtors’ Accounting Cash recorded BRL 282.2 million increase in quarter reaching BRL 7.554 million

o  Obligations to Suppliers decreased by BRL 562.1 million in the quarter, totaling BRL 8.397 million.

o  Loans and Financing of Debtors in short-term had reduced by BRL 117.9 million in 3rd quarter.

o  The Consolidated Profit of Debtors in the 3rd quarter was BRL 7.7 million.

Court-supervised reorganization - OI November 16, 2017	23

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 3 – Balance Sheet, Assets

In BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) Variation	(B) 09/30/2017 3rd Quarter 17
(A) Cash and cash equivalents	7,176,565	275,452	7,452,017
(B) Investments	9,911	4,218	14,129
Accounts Receivable	7,730,235	(29,389)	7,700,846
Inventory	233,657	36,966	270,623
Credits with related parties	64,723	(2,231)	62,492
Loans receivable	843,626	(12,825)	830,801
Taxes recoverable	1,694,903	12,730	1,707,633
Judicial Deposits/ Freezing	746,032	(407,281)	338,751
Dividends and Interests on Equity	845,128	(551,517)	293,611
Assets Kept for Sale	21,094	(460)	20,634
Other Assets	2,484,895	(90,800)	2,394,095
Current Assets	**21,850,769**	(765,137)	**21,085,632**
Credits with related parties	209	5	214
(C) Investments	84,928	2,579	87,507
Deferred Recoverable Taxes	2,970,091	(86,127)	2,883,964
Other taxes	1,232,071	(102,287)	1,129,784
Judicial Deposits/ Freezing	14,171,211	300,950	14,472,161
Other Assets	350,243	6,514	356,757
Investments	6,960,837	(482,264)	6,478,573
Fixed Assets	25,826,221	197,050	26,023,271
Intangible	9,809,467	(297,171)	9,512,296
Non-current assets	**61,405,278**	(460,751)	**60,944,527**
Total Assets	**83,256,047**	(1,225,888)	**82,030,159**

Accounting Cash = BRL 7,554 mi

(A) + (B) + (C)

1. **BRL 282.2 million increase in quarter**

Current Assets (page 1 of 3

Debtors’ Accounting Cash increased by BRL 282.2 million in 3rd quarter 2017.

The Total assets of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 765.1 million reduction of Current Assets and the BRL 460.8 million reduction of Non-Current Assets. The reduction of BRL 765.1 million of Current Assetswas influenced by:

o    1. Accounting Cash of Debtors (resulting from the sum of the Cash and Cash Equivalents, Current Financial Investments and Non-current Investment) showed BRL 282.2 million  increase in the third quarter (3.9% increase), totaling BRL 7,554 million. According to the Management, the increase of Accounting Cash is related to generation of positive cash of the Company from the higher receivables in the quarter associated with lower payments, such as taxes and suppliers. In this way, according to the cash management of the Company, the cash balance is invested mainly in exclusive investment funds, generating this increase in Current Assets.

o    The Management pointed out that the difference between the Final Balance of the Financial Cash and Accounting Cash of BRL 30 million in September/17 is explained mainly by the values to be transferred from ex treasury bank accounts to treasury centralizing account or to be reconciled.

Court-supervised reorganization - OI November 16, 2017	24

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 3 – Balance Sheet, Assets

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) *Variation*	(B) 09/30/2017 3rd Quarter 17
Cash and cash equivalents	7,176,565	*275,452*	7,452,017
Investments	9,911	*4,218*	14,129
Accounts Receivable	7,730,235	*(29,389)*	7,700,846
Inventory	233,657	*36,966*	270,623
Credits with related parties	64,723	*(2,231)*	62,492
Loans receivable	843,626	*(12,825)*	830,801
Taxes recoverable	1,694,903	*12,730*	1,707,633
Judicial Deposits/ Freezing	746,032	*(407,281)*	338,751
Dividends and Interests on Equity	845,128	*(551,517)*	293,611
Assets Kept for Sale	21,094	*(460)*	20,634
Other Assets	2,484,895	*(90,800)*	2,394,095
Current Assets	**21,850,769**	*(765,137)*	**21,085,632**
Credits with related parties	209	*5*	214
Investments	84,928	*2,579*	87,507
Deferred Recoverable Taxes	2,970,091	*(86,127)*	2,883,964
Other taxes	1,232,071	*(102,287)*	1,129,784
Judicial Deposits/ Freezing	14,171,211	*300,950*	14,472,161
Other Assets	350,243	*6,514*	356,757
Investments	6,960,837	*(482,264)*	6,478,573
Fixed Assets	25,826,221	*197,050*	26,023,271
Intangible	9,809,467	*(297,171)*	9,512,296
Non-current assets	**61,405,278**	*(460,751)*	**60,944,527**
Total Assets	**83,256,047**	*(1,225,888)*	**82,030,159**

2. **Judicial deposits and freezing had BRL 407.3 million decrease.**

3. **Dividends in interest On Equity had BRL 551.5 million decrease**

Current Assets (page 2 of 3

Debtors’ Accounting Cash increased by BRL282.2 million in 3rd quarter 2017.

The Total assets of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 765.1 million reduction of Current Assets and the BRL460.8 million reduction of Non-Current Assets. The reduction of BRL 765.1 million of Current Assets was influenced by:

o    2. Judicial Deposits and Freezing of Debtors recorded BRL 407.3 million reduction (54.6% decrease), totaling BRL 338.8 million. The Management reported this decrease is related to the transfer from the short term to the long term if Judicial Deposits and Freezing. The company added this refers to an accounting procedure defined by the Corporation Law. (Law # 6,404/1976), in which Assets accounts shall be sorted in decreasing order of liquidity degree, while the Liabilities shall be classified in descending order of priority of payment. In this way, the Judicial Deposits and Freezing among other accounts are adjusted in each period. Finally, the Management reported that the residual variation refers to the increased payment of PEX processes (expansion plans) with the use of judicial deposits and by the record of monetary adjustment for the quarter.

Court-supervised reorganization - OI November 16, 2017	25

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 3 – Balance Sheet, Assets

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) *Variation*	(B) 09/30/2017 3rd Quarter 17
Cash and cash equivalents	7,176,565	*275,452*	7,452,017
Investments	9,911	*4,218*	14,129
Accounts Receivable	7,730,235	*(29,389)*	7,700,846
Inventory	233,657	*36,966*	270,623
Credits with related parties	64,723	*(2,231)*	62,492
Loans receivable	843,626	*(12,825)*	830,801
Taxes recoverable	1,694,903	*12,730*	1,707,633
Judicial Deposits/ Freezing	746,032	*(407,281)*	338,751
Dividends and Interests on Equity	845,128	*(551,517)*	293,611
Assets Kept for Sale	21,094	*(460)*	20,634
Other Assets	2,484,895	*(90,800)*	2,394,095
Current Assets	**21,850,769**	*(765,137)*	**21,085,632**
Credits with related parties	209	*5*	214
Investments	84,928	*2,579*	87,507
Deferred Recoverable Taxes	2,970,091	*(86,127)*	2,883,964
Other taxes	1,232,071	*(102,287)*	1,129,784
Judicial Deposits/ Freezing	14,171,211	*300,950*	14,472,161
Other Assets	350,243	*6,514*	356,757
Investments	6,960,837	*(482,264)*	6,478,573
Fixed Assets	25,826,221	*197,050*	26,023,271
Intangible	9,809,467	*(297,171)*	9,512,296
Non-current assets	**61,405,278**	*(460,751)*	**60,944,527**
Total Assets	**83,256,047**	*(1,225,888)*	**82,030,159**

2. Judicial deposits and freezing had BRL 407.3 million decrease.

3. Dividends in interest On Equity had BRL 551.5 million decrease

Current Assets (page 3 of 3)

Debtors’ Accounting Cash increased by BRL 282.2 million in 3rd quarter 2017.

The Total assets of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 765.1 million reduction of Current Assets and the BRL 460.8 million reduction of Non-Current Assets. The reduction of BRL 765.1 million of Current Assets was influenced by:

o    3. Dividends and Interest on Equity recorded BRL 551.5 million reduction (65.3% decrease) in the period, totaling BRL 293.6 million. According to information provided by the Management, in the month of July/17 operation was carried out for reconciliation between Telemar S.A. (Under court-supervised reorganization) and Oi Internet S.A.  (company that is part of the group Oi S.A.  which is not in the reorganization process , as shown in Figure 2). Therefore, Telemar S.A. wrote off the dividends declared by Oi Internet S.A. against the values payable to Oi Internet S.A. from the transfer of values collected and received on telephone account of Telemar S.A., after the reorganization, recorded in Suppliers. Therefore, the similar variation is found in Suppliers.

Court-supervised reorganization - OI November 16, 2017	26

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 3 – Balance Sheet, Assets

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) Variation	(B) 09/30/2017 3rd Quarter 17
Cash and cash equivalents	7,176,565	275,452	7,452,017
Investments	9,911	4,218	14,129
Accounts Receivable	7,730,235	(29,389)	7,700,846
Inventory	233,657	36,966	270,623
Credits with related parties	64,723	(2,231)	62,492
Loans receivable	843,626	(12,825)	830,801
Taxes recoverable	1,694,903	12,730	1,707,633
Judicial Deposits/ Freezing	746,032	(407,281)	338,751
Dividends and Interests on Equity	845,128	(551,517)	293,611
Assets Kept for Sale	21,094	(460)	20,634
Other Assets	2,484,895	(90,800)	2,394,095
Current Assets	**21,850,769**	(765,137)	**21,085,632**
Credits with related parties	209	5	214
Investments	84,928	2,579	87,507
Deferred Recoverable Taxes	2,970,091	(86,127)	2,883,964
Other taxes	1,232,071	(102,287)	1,129,784
Judicial Deposits/ Freezing	14,171,211	300,950	14,472,161
Other Assets	350,243	6,514	356,757
Investments	6,960,837	(482,264)	6,478,573
Fixed Assets	25,826,221	197,050	26,023,271
Intangible	9,809,467	(297,171)	9,512,296
Non-current assets	**61,405,278**	(460,751)	**60,944,527**
Total Assets	**83,256,047**	(1,225,888)	**82,030,159**

1. Investments had BRL 482.3 million decrease.

2. Intangible recorded BRL 297.2 million decrease

Non-Current Assets (page 1 of 1)

Debtors’ Investment had 6.9 % decrease in 3rd quarter.

The Total assets of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 765.1 million reduction of Current Assets and the BRL 460.8 million reduction of Non-Current Assets. The reduction of BRL 460.8 million of Non-Current Assets was influenced by:

o    1. The Investments of Debtors showed a negative variation of BRL 482.3 million (6.9% decrease) in the 3rd quarter compared with the 2nd quarter of 2017, totaling BRL 6.479 million. According to information provided by the Management, the variation results from the negative results of the companies controlled by the Oi group that are not in reorganization.

o    2. Intangible assets recorded BRL 297.2 million decrease in the same period (3.0% decrease), totaling BRL 9.512 million. According to the Management, the variation relates to amortization expenses performed monthly, calculated on the historic cost of acquisitions.

Court-supervised reorganization - OI November 16, 2017	27

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 4 – Balance Sheet, Liabilities

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) *Variation*	(B) 09/30/2017 3rd Quarter 17	
Salaries, Social Charges and Benefits	351,943	*62,554*	414,497	**4. BRL 62.6 million increase**
Suppliers	8,959,003	*(562,113)*	8,396,890	**1. BRL 562.1 million decrease**
Loans and Financing	52,290,062	*(117,871)*	52,172,191	**2. BRL 117.9 million retraction**
Derivative Financial Instruments	104,694		104,694	
Current Taxes Payable	1,740,950	*(319,808)*	1,421,142	**3. 18% reduction in quarter**
Dividends and Interests on Equity	6,238	*(1)*	6,237	
Authorizations and Concessions Payable	12,252	*4,060*	16,312	
Tax Refinancing Program	238,537	*(4,475)*	234,062	
Provisions	575,002	*59,244*	634,246	
Other Obligations	1,920,863	*(102,643)*	1,818,220	
Current Liabilities	**66,199,544**	(981,053)	**65,218,491**	
Loans and Financing	9,074	*217*	9,291	
Other taxes	851,598	*7,133*	858,731	
Authorizations and Concessions Payable	4,129	*41*	4,170	
Tax Refinancing Program	726,917	*(51,579)*	675,338	
Provisions	4,039,360	*(51,577)*	3,987,783	
Provision for the Pension Funds	441,891	*(5,258)*	436,633	
Provision for Investment Losses	246,444	*(7,489)*	238,955	
Other Obligations	2,295,942	*(28,875)*	2,267,067	
Non-Current Liabilities	**8,615,355**	(137.387)	**8,477,968**	
Net worth	**8,441,148**	(107.448)	**8,333,700**	
Liabilities + Net Worth	**83,256,047**	(1,225,888)	**82,030,159**

Current Liabilities (page 1 of 2

Short Term Loans and Financing of Debtors had a reduction in 3rd quarter

The Total Liability of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 981.1 million reduction of Current Liabilities and the BRL 137.4 million reduction of Non-Current Assets, ad BRL 107.4 million reduction in Net Worth.  The reduction of BRL 981.1 million of Current Liabilities was influenced by:

o    1. Suppliers showed the highest decrease of outflows in the third quarter, of BRL 562.1 million (6.3% decrease), totaling BRL 8.397 million.  According to information from the Management, this variation refers to the reconciliation between Telemar S.A. (Under court-supervised reorganization) and Oi Internet S.A. (company that is part of the group Oi S.A.  which is not in the reorganization process, according to Figure 2) and according to the prior explanations (page 24).

o    2. Short Term Loans and Financing showed BRL 117.9 million reduction in the third quarter (0.2% decrease), totaling BRL 52,172 million, corresponding to 80.0% of Current Liabilities. According to the Management, the reduction of Loans and Financing in Foreign Currency resulted from positive impact of Brazilian real valuation against the dollar and the euro. On the other hand, the increase of Loans and Financing in National Currency, on a lower level, resulted from record of interest in the quarter.

Court-supervised reorganization - OI November 16, 2017	28

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 4 – Balance Sheet, Liabilities

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) *Variation*	(B) 09/30/2017 3rd Quarter 17	
Salaries, Social Charges and Benefits	351,943	*62,554*	414,497	**4. BRL 62.6 million increase**
Suppliers	8,959,003	*(562,113)*	8,396,890	**1. BRL 562.1 million decrease**
Loans and Financing	52,290,062	*(117,871)*	52,172,191	**2. BRL 117.9 million retraction**
Derivative Financial Instruments	104,694		104,694	
Current Taxes Payable	1,740,950	*(319,808)*	1,421,142	**3. 18% reduction in quarter**
Dividends and Interests on Equity	6,238	*(1)*	6,237	
Authorizations and Concessions Payable	12,252	*4,060*	16,312	
Tax Refinancing Program	238,537	*(4,475)*	234,062	
Provisions	575,002	*59,244*	634,246	
Other Obligations	1,920,863	*(102,643)*	1,818,220	
Current Liabilities	**66,199,544**	(981,053)	**65,218,491**	
Loans and Financing	9,074	*217*	9,291	
Other taxes	851,598	*7,133*	858,731	
Authorizations and Concessions Payable	4,129	*41*	4,170	
Tax Refinancing Program	726,917	*(51,579)*	675,338	
Provisions	4,039,360	*(51,577)*	3,987,783	
Provision for the Pension Funds	441,891	*(5,258)*	436,633	
Provision for Investment Losses	246,444	*(7,489)*	238,955	
Other Obligations	2,295,942	*(28,875)*	2,267,067	
Non-Current Liabilities	**8,615,355**	(137.387)	**8,477,968**	
Net worth	**8,441,148**	(107.448)	**8,333,700**	
Liabilities + Net Worth	**83,256,047**	(1,225,888)	**82,030,159**

Current Liabilities (page 2 of 2)

Short Term Loans and Financing of Debtors had a reduction in 3rd quarter

The Total Liability of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 981.1 million reduction of Current Liabilities and the BRL 137.4 million reduction of Non-Current Assets, ad BRL 107.4 million reduction in Net Worth. The reduction of BRL 981.1 million of Current Liabilities was influenced by:

o    3. Current Tax Payable recorded BRL 319.8 million reduction (18.4% decrease), totaling BRL 1,421 million. According to the Management, this variation resulted from reversal of liabilities of PIS and Cofins taxes on interconnection, in line with a recent decision of the Federal Supreme Court.

o    4. Wages, Social Security and Benefits, on the other hand, had BRL 62.6 million increase in 3rd quarter (17.8% increase), totaling BRL 414.5 million. According to the Management as of the 3rd quarter Provision has been made for the Profit Sharing Program (PSP), affecting this item.

Court-supervised reorganization - OI November 16, 2017	29

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 4 – Balance Sheet, Liabilities

Court-supervised reorganization - OI November 16, 2017	30

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 4 – Balance Sheet, Liabilities

In thousands of BRL	(A) 06/30/2017 2nd quarter 17	(B) - (A) *Variation*	(B) 09/30/2017 3rd Quarter 17
Salaries, Social Charges and Benefits	351,943	*62,554*	414,497
Suppliers	8,959,003	*(562,113)*	8,396,890
Loans and Financing	52,290,062	*(117,871)*	52,172,191
Derivative Financial Instruments	104,694		104,694
Current Taxes Payable	1,740,950	*(319,808)*	1,421,142
Dividends and Interests on Equity	6,238	*(1)*	6,237
Authorizations and Concessions Payable	12,252	*4,060*	16,312
Tax Refinancing Program	238,537	*(4,475)*	234,062
Provisions	575,002	*59,244*	634,246
Other Liabilities	1,920,863	*(102,643)*	1,818,220
Current Liabilities	**66,199,544**	(981,053)	**65,218,491**
Loans and Financing	9,074	*217*	9,291
Other taxes	851,598	*7,133*	858,731
Authorizations and Concessions Payable	4,129	*41*	4,170
Tax Refinancing Program	726,917	*(51,579)*	675,338
Provisions	4,039,360	*(51,577)*	3,987,783
Provision for the Pension Funds	441,891	*(5,258)*	436,633
Provision for Investment Losses	246,444	*(7,489)*	238,955
Other Liabilities	2,295,942	*(28,875)*	2,267,067
Non-Current Liabilities	**8,615,355**	(137.387)	**8,477,968**
Net worth	**8,441,148**	(107.448)	**8,333,700**
Liabilities + Net Worth	**83,256,047**	(1,225,888)	**82,030,159**

1. **Tax Refinancing Program had 7.1% reduction.**

2. **Provisions recorded BRL 51.6 million decrease**

Non-current Liabilities (page 1 of 1)

Provisions recorded 51.6 million decrease in 3rd quarter.

The Total Liability of Debtors showed BRL 1.226 million reduction in the 3rd quarter 2017 in comparison with the previous quarter, due to BRL 981.1 million reduction of Current Liabilities and the BRL 137.4 million reduction of Non-Current Assets, ad BRL 107.4 million reduction in Net Worth. The reduction of BRL 137.4 million of Non-Current Liabilities was influenced by:

o    1. Tax Refinancing Program recorded BRL 51.6 million reduction (7.1% decrease) in the quarter, totaling BRL 675.3 million. According to information provided by the Management, in the 2nd quarter the Company had adhered to the Tax Regularization Installment (PRT), established by Provisional Measure 766/2017, thus the debits before Internal Revenue Service of Brazil (RFB) were recorded. Therefore, changes in the last quarter are arising from settlement of overdue installments and monthly updates of installment, in addition to new installment established by Provisional Measure 766/2017.

o    2. Provisions recorded BRL 51.6 million reduction (1.3% decrease) in the quarter, totaling BRL 3,988 million. According to the Management, this decrease was influenced by the civil contingencies related to PEX (expansion program), with a view to the transfer of provisions from the long to the short term, the payment of PEX processes with use of judicial deposits (as exposed on page 23) and the record of monetary restatement in the period.

Court-supervised reorganization - OI November 16, 2017	31

4.2 BALANCE SHEET OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 5 – Balance Sheet, Net Worth

Net Worth (page 1 of 1)

1. The Consolidated Profit of Debtors in the 3rd quarter 2017 was BRL 7.7 million.

Other items of Net Worth with noted variations:

o    2. Adjustment on Assets Evaluation recorded BRL 118.9 million reduction in the quarter, totaling BRL 116.0 million. According to the Management, this variation relates to the record of exchange variation of financial investments.

Court-supervised reorganization - OI November 16, 2017	32

4.3 INCOME STATEMENT OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

INCOME STATEMENT OF DEBTORS

HIGHLIGHTS

Statement 3rd QUARTER 2017

o  Net revenue Sales of Debtors recorded BRL 41.1 million increase in quarter.

o  Result before financial result and Taxes of Debtors was negative in BRL 216.3 million.

o  Financial Result of Debtors in the closing of 3rd quarter was positive in BRL 275.3 million.

o  The Consolidated Profit of Debtors in the 3rd quarter was BRL 7.7 million.

Court-supervised reorganization - OI November 16, 2017	33

4.3 INCOME STATEMENT OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 6 – Quarter Income Statement

In thousands of BRL

	(A) 2nd quarter 17	(B) - (A) Variation	(B) 3rd Quarter 17
Gross Operational Income	8,729,234	(1,239,264)	7,489,970
Gross Income deductions	(3,606,575)	1,280,338	(2,326,237)
Net Income from Goods and/or Services Sale	**5,122,659**	41,074	**5,163,733**
Cost of Services Rendered and Goods Sold	(3,860,146)	(89,607)	(3,949,753)
Gross income	**1,262,513**	(48,533)	**1,213,980**
Sales expenses	(975,627)	(141,638)	(1,117,265)
General and administrative expenses	(631,318)	48,872	(582,446)
Other operational income	740,565	(74,166)	666,399
Other Operational expenses	(491,610)	95,493	(396,117)
Results from equity adjustments	(147,803)	146,989	(814)
Operational Expenses / Income	**(1,505,793)**	75,550	**(1,430,243)**
Results before Financial results and Taxes	**(243,280)**	27.0 17	**(216,263)**
Financial income	442,897	143,773	586,670
Financial expenses	(5,069,471)	4,758,107	(311,364)
Financial Income	**(4,626,574)**	4,901,880	**275,306**
Current	(267,107)	298,006	30,899
Deferred	1,865,697	(1,949,855)	(84,158)
Tax Incentive Profit of Exploration	(769)	2,654	1,885
Income Tax and Social Contribution on Profit	**1,597,821**	(1,649,195)	**(51,374)**
Consolidated Profit/loss of the period	**(3,272,033)**	3,279,702	**7,669**

1. BRL 1,239 million decrease in Gross Income.

2. Decrease in Deductions of Gross Income in similar level

3. Costs had slight increase

5. Financial Income was positive in R $275.3 million.

6. Deferred returned to normal level.

Quarterly Income Statement (page 1 of 2

Consolidated Profit of BRL 7.7 million recorded by Debtors in 3rd Quarter 2017 was influenced by

o    1 and 2. Gross Operational Income of Debtors showed BRL 1.239 million reduction (14.2% decrease) in 3rd quarter 2017 in comparison with the previous quarter, totaling BRL 7,490 million.  Therefore, the Gross Income deductions had a decrease in similar level, with BRL 1.280 million reduction (35.5% decrease) totaling BRL 2.326 million. According to information provided by the Management, aiming to have more simplified accounts for customers of Oi Movel S.A. (company under reorganization, according to Figure 1), as of the month of June/2017 part of the discounts were recorded directly on Gross Revenue, so that there was a reduction of Gross Operational Revenue in an amount similar to Gross Revenue Deductions. The company pointed out that this change in invoicing has no effect on the taxes on sales and services or recorded net revenue

o    3. The Costs of The Services Rendered and the Goods Sold to the Debtors had BRL 89.6 million increase  (2.3% increase) in the quarter, reaching BRL 3,950 million. According to the Management, the increase is related to higher costs in the Depreciation and Amortization lines, Network Maintenance Services, third Parties Service and Personnel.

o    4. Adding the other operational items , the Debtors showed negative Result before Financial Result and Taxes of BRL 216.3 million in the third quarter 2017, BRL 27 million increase against the previous quarter.

Court-supervised reorganization - OI November 16, 2017	34

4.3 INCOME STATEMENT OF DEBTORS Quarterly Consolidated of Debtors (unaudited)	REPORT EXECUTIVE

Statement 3rd QUARTER 2017

Table 6 – Quarter Income Statement

In thousands of BRL

	(A) 2nd quarter	(B) - (A) Variation	(B) 3rd Quarter
Gross Operational Income	8,729,234	(1,239,264)	7,489,970
Gross Income deductions	(3,606,575)	1,280,338	(2,326,237)
Net Income from Goods and/or Services Sale	**5,122,659**	41,074	**5,163,733**
Cost of Services Rendered and Goods Sold	(3,860,146)	(89,607)	(3,949,753)
Gross income	**1,262,513**	(48,533)	**1,213,980**
Sales expenses	(975,627)	(141,638)	(1,117,265)
General and administrative expenses	(631,318)	48,872	(582,446)
Other operational income	740,565	(74,166)	666,399
Other Operational expenses	(491,610)	95,493	(396,117)
Results from equity adjustments	(147,803)	146,989	(814)
Operational Expenses / Income	**(1,505,793)**	75,550	**(1,430,243)**
Results before Financial results and Taxes	**(243,280)**	27.0 17	**(216,263)**
Financial income	442,897	143,773	586,670
Financial expenses	(5,069,471)	4,758,107	(311,364)
Financial Income	**(4,626,574)**	4,901,880	**275,306**
Current	(267,107)	298,006	30,899
Deferred	1,865,697	(1,949,855)	(84,158)
Tax Incentive Profit of Exploration	(769)	2,654	1,885
Income Tax and Social Contribution on Profit	**1,597,821**	(1,649,195)	**(51,374)**
Consolidated Profit/loss of the period	**(3,272,033)**	3,279,702	**7,669**

1. BRL 1,239 million decrease in Gross Income.

2. Decrease in Deductions of Gross Income in similar level

3. Costs had slight increase

5. Financial Income was positive in R $275.3 million.

6. Deferred returned to normal level.

Quarterly Income Statement (page 2 of 2)

Consolidated Profit of BRL 7.7 million recorded by Debtors in 3rd Quarter 2017 was influenced by

o    5.  The financial result of Debtors in the 3rd quarter 2017 was positive in BRL 275.3 million, compared to negative result of BRL 4.627 million recorded in the previous quarter. According to information provided by the Management, the main reason for the reduction of recorded Financial Expenses was the valuation of the Brazilian real against the dollar and the euro in the period, so that the exchange rate effects account for most variation recorded in the quarter.

o    6. The Income Tax and Social Contribution on Net Income was negative in BRL 51.4 million, against a positive result of BRL 1.598 million recorded in the previous quarter. According to the Management, the item Deferred returned to the normal level in the 3rd quarter, after the increase in the 2nd quarter due to adherence to Tax Regularization Installment (PRT), established by Provisional Measure 766/2017.

In this way, on the sum of the Result before Financial Result and Taxes, negative in BRL 216.3 million, the Financial Result, positive in BRL 275.3 million, and the Income Tax and Social Contribution on Profit, negative in BRL 51.4 million, the Consolidated Profit in the 3rd  quarter 2017 of the debtors was BRL7.7 million.

Court-supervised reorganization - OI November 16, 2017	35

5 Creditors Service	REPORT EXECUTIVE

CREDITORS SERVICE

In the last months. AJ was carrying the organization of the General Meeting Of Creditors to be held on 11/10/2017, which was postponed according to the decision of pages  242.329/242.330, which has accepted the request submitted by several creditors.

Therefore, this Management has reviewed the creditors documentation who had confirmed the attendance of AGC and bondholders that have opted for the individualization of the exercise of the voice and vote right, pursuant to public notice published in Electronic Gazette on 10/02/2017.

AJ also reviewed the documentation of 27,563 agreements entered into by the Debtors in Brazil and 2,010 agreements entered into with international creditors (bondholders), for voting purposes in AGC.

In addition, the AJ held weekly meetings with the Company and the companies Aktuellmix and Assemblex, contracted to assist in the AGC, and in the days prior to the date designated for the Meeting, daily trainings were carried out in Riocentro, with entire team that would attend the event.

Such training, which reflected the dynamics of an AGC (registration of creditors, voting and other issues), are of the utmost importance to mitigate mishaps that should occur in the Meeting, which will be held in first call, on 12/07/2017 (and should continue on 12/08/2017) and, in second call, on 02/01/2018 (and should continue in 02/02/2018).

As informed in previous reports, the AJ continues carrying out the separation of 6,477 procedural incidents, relating to oppositions and delayed qualifications.  As a result of this work: (i) 2,585 incidents have already been sentenced due to the illiquidity of the credit or for credit is listed on behalf of the creditor on list of AJ of pages 198,488/198,843; (ii) AJ already filed 5,075 preliminary manifestations and 1,684 petitions on the merits of the request; and (iii) 2,489 have already had statements from Debtors.

In addition to the analysis and separation above, AJ, in the last month, also examined 587 official letters forwarded to the office of the 7th Business Court.  Most of them 359 official letters refer to requests for credit reserves, and this Management identified which of these values already are in the Public Notice and which were not included therein.

Court-supervised reorganization - OI November 16, 2017	36

5 Creditors Service	REPORT EXECUTIVE

CREDITORS SERVICE

AJ remains has been contacted by national and international creditors, either by phone, through the line +55 (21) 2272-9300, and by email credoroi@wald.com.br, to provide clarification with respect to their requests. In addition, relevant information is provided to creditors through the judicial reorganization website (www.recuperacaojudicaloi.com.br) which totals, currently, access 198,552.

Legal issues of different complexities and various branches of law, including international, due to the multiple questions submitted, are still being reviewed by this Management.

Court-supervised reorganization - OI November 16, 2017	37

6 Statements submitted by AJ	REPORT EXECUTIVE

SUMMARY OF STATEMENTS OF AJ IN RECORDS
AJ lists hereunder the statements submitted in the records of the electronic process after the last monthly Activities Report with an indication of the respective pages.

Pages 229,347/229,371.	Monthly report on activities performed by the Debtors.	10/16/2017
Pages 237,368/237,381.

Statement on:

i.     Changes of guidelines approved by this Hon.  Court for the AGC;

ii.    participation d the National Telecommunications Agency - Anatel in AGC;

iii.   Participation of Chief Officers and Stockholders of Debtors in AGC;

iv.    Bondholders list choosing the separation of the exercise of voice and vote right in AGC;

v.     Official letters received by the Judgment of 7th Business Court;

vi.    Late qualification of creditor Karla da Silva Pontes;

vii.   Statement of bondholder creditor Nomura International informing the necessary documentation was sent to this Management for the separation of the voice and vote right in AGC;

viii.  Requests for credit reserve.

10/18/2017
Pages 240,137/240,138.	Statement requesting the postponement of the AGC scheduled to 11.06.2017 to 11.10.2017 in first call, for the compliance with the term set forth i article 36 of the LRF.	10/23/2017
Pages 242,232/242,233.	Statement on the requests of credit reserve in which the Judgment requesting no credit value to be reserved	11/07/2017

Court-supervised reorganization - OI November 16, 2017	38

6 Statements submitted by AJ	REPORT EXECUTIVE

SUMMARY OF STATEMENTS OF AJ IN RECORDS

Pages 242,095/242,096.

Statement on:

i.     i.  The petitions of Companhia Paulista de Força e Luz and da Empresa Brasileira de Correios e Telégrafos – ETC, attaching to the records the documentation for attendance to AGC;

ii.    the decision on Interlocutory Appeal # 0059554 - 65.2017.8.19.0000, filed by Telenge Telecomunicações e Engenharia Ltda that in the interim relief granted the request “ to allow the appellant to attend AGC"; and

iii.   requests for credit reserve.

11/08/2017
Pages 242,097/242,100.

Statement on the decision that determined that the AJ shall obtain statements from all the creditors stating whether or not they are included in the cases of art. 43 of the LRF therefore, those who are stockholders with less than 10% of the stock capital  are identified and eventually discarded from the counting of votes, if the decision now rendered will not prevail.

11/08/2017

Court-supervised reorganization - OI November 16, 2017	39

6 Statements submitted by AJ	REPORT EXECUTIVE

SUMMARY OF STATEMENTS OF AJ IN RECORDS
Interlocutory Appeal in which Manager submitted the statements:

0048011-65.2017.8.19.0000	Appeal filed by Dutch AJ’s against decision of pages 216.234/216.239, authorizing the preparation of the substantially consolidated plan as well as its voting in single AGC.	10/19/2017
0053387-32.2017.8.19.0000	Appeal filed by Jasper Reinier Berkenbosch, Dutch AJ against the decision of pages 217.410 /217.412, establishing a BRL 300,000.00, penalty for the breach of decisions issued by this Hon. Court.	10/19/2017
0052769-87.2017.8.19.0000

Appeal filed by Goldentree Distressed Fund 2014 LP and others against the decision of pages 216.234/216.239, authorizing the preparation of the substantially consolidated plan as well as its voting in single AGC.

10/20/2017
0052171-36.2017.8.19.0000

Appeal filed by Capricorn Capital, LTD. And others against the decision of pages 216.234/216.239, authorizing the preparation of the substantially consolidated plan as well as its voting in single AGC.

10/26/2017

Court-supervised reorganization - OI November 16, 2017	40

6 Statements submitted by AJ	REPORT EXECUTIVE

SUMMARY OF STATEMENTS OF AJ IN RECORDS
Interlocutory Appeal in which Manager submitted the statements:

0001115-61.2017.8.19.0000

Appeal filed by National Telecommunications Agency-Anatel against the decision of pages  103.194/103.198 ranting the request of Debtors, extended the effects of decisions of pages 90.466/ 90.470 and 96.679/96.681, to release the Debtors from submitting the renewal of the insurance policies numbers

16.75.0002008;16.75.0002009;16.75.0002010; 16.75.0002011;16.75.0002012;16.75.0002013; 107750007764, until the mentioned Agency allows the partial redemption of the excess of guarantees currently existing to allow the contracting by Debtor of new guarantees.

11/06/2017
0059554-65.2017.8.19.0000

Appeal filed by TELENGE TELECOMUNICAÇÕES E ENGENHARIA LTDA. And others against the decision of pages 216.774/216.775, complemented by decision of pages  224.296/224.301, determining the convening of AGC to 10.23,2017, in first call and in no quorum to 11.27.2017 in second call. With respect to attendance to the meeting, the Judgment a quo reiterated that creditors shall be entitled to vote, only under the provisions  set forth in art. 39 of Law 11,101/2005.

11/06/2017

Court-supervised reorganization - OI November 16, 2017	41

6 Statements submitted by AJ	REPORT EXECUTIVE

SUMMARY OF STATEMENTS OF AJ IN RECORDS
Interlocutory Appeal in which Manager submitted the statements:

0059511-31.2017.8.19.0000	Appeal filed by Banco do Brasil S.A. And others against the decision of pages 227.024/ 227.027 granting the prior guidelines submitted by Trustee for the organization and holding of AGC.	11/06/2017
0048971-21.2017.8.19.0000

Appeal filed by National Telecommunications Agency-Anatel against the decision of pages 209.814/209.816, in respect to the oppositions submitted to the Reorganization Plan, has determined the convening of AGC.

11/07/2017

Court-supervised reorganization - OI November 16, 2017	42

6 Statements submitted by AJ	REPORT EXECUTIVE

Avenida Franklin Roosevelt, nº 115, 4º andar CEP 20021-120 Rio de Janeiro, RJ - Brazil	Avenida Juscelino Kubtischek, nº 510, 8º andar CEP 04543-906 São Paulo, SP - Brasil

Rua James Joule, nº 92, 10º andar Brooklin Novo, CEP 04576-080 São Paulo, SP - Brasil